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EXHIBIT 4(a)

FORM OF INDENTURE FOR SENIOR DEBT SECURITIES

OLIN CORPORATION

AND

,

Trustee

Indenture

Dated as of

Debt Securities

OLIN CORPORATION

Debt Securities

CROSS REFERENCE SHEET*

This Cross Reference Sheet shows the location in the Indenture of the provisions inserted pursuant to Sections 310-318(a), inclusive, of the Trust Indenture Act of 1939.

Section of Trust Indenture Act	Section of Indenture
310(a)(1)(2)	7.09
(3)(4)	Inapplicable
(5)	**
(b)	7.08 and 7.10(a), (b), and (d)
(c)	Inapplicable
311(a)(b)	**
(c)	Inapplicable
312(a)	5.01 and 5.02(a)
(b)	5.02(b)
(c)	5.02(c)
313(a)	5.04(a)
(b)(c)	**
(d)	5.04(b)
314(a)(1)	5.03(a)
(2)	5.03(b)
(3)	5.03(c)
(4)	4.07
(b)	Inapplicable
(c)(1)(2)	14.05
(3)	Inapplicable
(d)	Inapplicable
(e)	14.05
(f)	**
315(a)(c)(d)	7.01
(b)	6.07
(e)	6.08
316(a)	6.06 and 8.04
(b)	6.04
317(a)	6.02
(b)	4.04
318(a)	14.07

*	The Cross Reference Sheet is not part of the Indenture.

**	Deemed included pursuant to Section 318(c) of Trust Indenture Act of 1939.

TABLE OF CONTENTS*

Page

PARTIES	1
RECITALS	1
Purpose of Indenture	1
Compliance with legal requirements	1
Purpose of and consideration for Indenture	1

ARTICLE ONE

DEFINITIONS.

Section 1.01	Certain Terms Defined	1
	Authorized Newspaper	1
	Board of Directors	1
	Business Day	2
	Common Stock	2
	Company	2
	Corporate Trust Office of the Trustee	2
	Debt Security or Debt Securities	2
	Depositary	2
	Event of Default	2
	Fully-Registered Debt Security	2
	Global Security	2
	Holder	2
	Indenture	3
	Officers' Certificate	3
	Opinion of Counsel	3
	Original Issue Discount Debt Security	3
	Outstanding	3
	Registered Debt Security	4
	Registrar	4
	Responsible Officer	4
	Subsidiary	4
	Trustee	4
	Trust Indenture Act of 1939	4
	U.S. Government Obligations	4
	Voting Stock	5
	Yield to Maturity	5
* The Table of Contents, comprising pages i to v, is not part of the Indenture.

i

ARTICLE TWO

DEBT SECURITIES.

ARTICLE THREE

REDEMPTION OF DEBT SECURITIES.

ARTICLE FOUR

PARTICULAR COVENANTS OF THE COMPANY.

ARTICLE FIVE

HOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.

Section 5.01.	Company to Furnish Trustee Information as to Names and Addresses of Holders	23

Section 5.02.	Preservation of Information; Communications to Holders	23

Section 5.03.	Reports by Company	25

Section 5.04.	Reports by Trustee	25

Section 5.05.	Record Dates for Action by Holders	25

ARTICLE SIX

REMEDIES OF THE TRUSTEE AND HOLDERS IN EVENT OF DEFAULT.

ARTICLE SEVEN

CONCERNING THE TRUSTEE.

ARTICLE EIGHT

CONCERNING THE HOLDERS.

Section 8.01.	Evidence of Action by Holders	39

Section 8.02.	Proof of Execution of Instruments and of Holding of Debt Securities	39

Section 8.03.	Who May be Deemed Owner of Debt Securities	39

Section 8.04.	Debt Securities Owned by Company or Controlled or Controlling Companies Disregarded for Certain Purposes	40

Section 8.05.	Instruments Executed by Holders Bind Future Holders	40

ARTICLE NINE

HOLDERS' MEETINGS AND CONSENTS.

Section 9.01.	Purposes for Which Meetings May Be Called	40

Section 9.02.	Manner of Calling Meetings	41

ARTICLE TEN

SUPPLMENTAL INDENTURES.

Section 10.01.	Purposes for Which Supplemental Indenture May Be Entered into Without Consent of Holders	43

Section 10.02.	Modification of Indenture with Consent of Holders of 662/3% in Principal Amount of Debt Securities	44

Section 10.03.	Effect of Supplemental Indentures	45

Section 10.04.	Debt Securities May Bear Notation of Changes by Supplemental Indentures	45

ARTICLE ELEVEN

CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

Section 11.01.	Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions	45

Section 11.02.	Rights and Duties of Successor Corporation	46

Section 11.03.	Officers' Certificate and Opinion of Counsel	46

ARTICLE TWELVE

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.

Section 12.01.	Satisfaction and Discharge of Indenture	46

Section 12.02.	Application by Trustee of Funds Deposited for Payment of Debt Securities	47

Section 12.03.	Repayment of Moneys Held by Paying Agent	47

Section 12.04.	Repayment of Moneys Held by Trustee	47

Section 12.05.	Defeasance Upon Deposit of Moneys or U.S. Government Obligations	47

ARTICLE THIRTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES

Section 13.01.	Incorporators, Stockholders, Officers, Directors and Employees of Company Exempt from Individual Liability	49

ARTICLE FOURTEEN

MISCELLANEOUS PROVISIONS.

Section 14.01.	Successors and Assigns of Company Bound by Indenture	49

Section 14.02.	Acts of Board, Committee or Officer of Successor Corporation Valid	49

Section 14.03.	Required Notices or Demands	50

Section 14.04.	Indenture and Debt Securities To Be Construed in Accordance with the Laws of the State of New York	50

Section 14.05.	Officers' Certificate and Opinion of Counsel To Be Furnished upon Application or Demand by the Company	50

Section 14.06.	Payments Due on Legal Holidays	50

Section 14.07.	Provisions Required by Trust Indenture Act of 1939 to Control	51

Section 14.08.	Indenture May be Executed in Counterparts	51

Section 14.09.	Computation of Interest on Debt Securities	51

Section 14.10.	Effect of Headings	51

ACCEPTANCE OF TRUST BY TRUSTEE	51
TESTIMONIUM	52
SIGNATURES AND SEALS	52
ACKNOWLEDGEMENTS	53

v

INDENTURE dated as of , between OLIN CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter sometimes called the “Company”), and , a corporation duly incorporated and existing under the laws of the State of (hereinafter sometimes called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (herein called the “Debt Securities”), as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Debt Securities are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Debt Securities by the holders thereof, the Company and the Trustee covenant and agree with each other, for the equal and proportionate benefit of the respective Holders from time to time of the Debt Securities or of series thereof as follows:

ARTICLE ONE

DEFINITIONS.

Section 1.01. Certain Terms Defined. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force as of the date of original execution of this Indenture.

Authorized Newspaper: The term “Authorized Newspaper” shall mean a newspaper printed in the English language and customarily published at least once a day on each business day in each calendar week and of general circulation in the Borough of Manhattan, the City and State of New York, whether or not such newspaper is published on Saturdays, Sundays and legal holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Newspapers.

Board of Directors: The term “Board of Directors” shall mean the Board of Directors of the Company, the Executive and Finance Committee of such Board or any other duly authorized committee of such Board.

Business Day: The term “business day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the City of New York, New York, are authorized or obligated by law, regulation or executive order to close.

Common Stock: The term “Common Stock” shall mean the common stock of the Company, which stock is currently listed on the New York Stock Exchange.

Company: The term “Company” shall mean Olin Corporation, a Virginia corporation, and, subject to the provisions of Article Eleven, shall also include its successors and assigns.

Corporate Trust Office of the Trustee: The term “corporate trust office of the Trustee,” or other similar term, shall mean the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered.

Debt Security or Debt Securities: The terms “Debt Security” or “Debt Securities” (except as otherwise provided in Section 7.08) shall have the meaning stated in the first recital of this Indenture, or any debt security or debt securities, as the case may be, authenticated and delivered under this Indenture.

Depositary: The term “Depositary” shall mean, unless otherwise specified by the Company pursuant to either Section 2.03 or 2.15, with respect to Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulations.

Event of Default: The term “Event of Default” shall mean any event specified in Section 6.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

Fully-Registered Debt Security: The term “Fully-Registered Debt Security” shall mean any Debt Security registered as to principal and interest, if any.

Global Security: The term “Global Security” shall mean with respect to any series of Debt Securities issued hereunder, a Debt Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and any indentures supplemental hereto, or resolution of the Board of Directors and set forth in an Officer’s Certificate, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

Holder: The terms “Holder,” “Holder of Debt Securities,” or other similar terms, shall mean a person in whose name a Debt Security is registered in the Debt Security Register.

Indenture: The term “Indenture” shall mean this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented and shall include the form and terms of the particular series of Debt Securities as contemplated hereunder.

Officers’ Certificate: The term “Officers’ Certificate” shall mean a certificate signed by the Chairman of the Board or the President or any Vice President and by the Treasurer or the Comptroller or the Secretary or any Assistant Treasurer or any Assistant Comptroller or any Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 14.05, if applicable.

Opinion of Counsel: The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, who shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.05, if applicable.

Original Issue Discount Debt Security: The term “Original Issue Discount Debt Security” shall mean any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

Outstanding: The term “Outstanding”, shall, subject to the provisions of Section 8.04, mean, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except.

(i) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the Holders of such Debt Securities; provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Debt Securities which have been paid pursuant to Section 2.09 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

Registered Debt Security: The term “Registered Debt Security” shall mean any Debt Security registered on the Debt Security Register of the Company.

Registrar: The term “Registrar” shall have the meaning set forth in Section 2.07.

Responsible Officer: The term “responsible officer” when used with respect to the Trustee shall mean the Chairman of the Board of Directors, the President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer, any Assistant Trust Officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

Subsidiary: Any corporation, association or other business entity more than 50% (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

Trustee: The term “Trustee” shall mean , and, subject to the provisions of Article Seven, shall also include its successors and assigns.

Trust Indenture Act of 1939: The term “Trust Indenture Act of 1939” (except as herein otherwise expressly provided) shall mean the Trust Indenture Act of 1939 as amended and as in force at the date of this Indenture as originally executed.

U.S. Government Obligations: The term “U.S. Government Obligations” shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Voting Stock: Stock of any class or classes (however designated) the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association or other business entity in question, even though the right so to vote is at the time suspended by reason of the happening of such a contingency.

Yield to Maturity: The term “Yield to Maturity” shall mean the yield to maturity, calculated at the time of issuance of a series of Debt Securities, or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

ARTICLE TWO

DEBT SECURITIES.

Section 2.01. Forms Generally. The Debt Securities of each series shall be in substantially the form established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or to conform to general usage or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their execution of the Debt Securities.

The definitive Debt Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.

Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s Certificate of Authentication on all Debt Securities authenticated by the Trustee shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

As Trustee
By
...........................................................................
Authorized Officer

Section 2.03. Principal Amount; Issuable in Series. The aggregate principal amount Debt Securities which may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. There shall be established in pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate, established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

(1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

(2) any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to this Article Two);

(3) the date or dates on which the principal and premium, if any, of the Debt Securities of the series is payable;

(4) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom such interest is payable;

(5) the place or places where the principal of, and premium, if any, and interest, if any, on Debt Securities of the series shall be payable;

(6) the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking or analogous fund or otherwise;

(7) the obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

(9) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, the coin or currency or currencies or units of two or more currencies in which payment of the principal of, and premium, if any, and interest, if any, on Debt Securities of the series shall be payable;

(10) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or provable in bankruptcy pursuant to Section 6.02;

(11) any Event of Default with respect to the Debt Securities of a particular series, if not set forth herein;

(12) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture);

(13) If the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Debt Securities in definitive registered form; and the Depositary for such Global Security or Securities; and

(14) any authenticating or paying agents, transfer agents or registrars.

All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors and as set forth in such Officers’ Certificate or in any such indenture supplemental hereto.

Section 2.04. Execution of Debt Securities. The Debt Securities shall be signed on behalf of the Company by its Chairman of the Board, its President or a Vice President and by its Secretary, an Assistant Secretary. or its Treasurer or an Assistant Treasurer under its corporate seal. Such signatures upon the Debt Securities may be the manual or facsimile signatures of the present or any future such authorized officers end may be imprinted or otherwise reproduced on the Debt Securities. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Debt Securities.

Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder.

In case any officer of the Company who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debt Securities had not ceased to be such officer of the Company; and any Debt Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of such Debt Security or of the execution of this Indenture any such person was not such officer.

Section 2.05. Authentication and Delivery of Debt Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debt Securities to or upon the written order of the Company, signed by its Chairman of the Board or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or an Assistant Secretary. In authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

(1) a copy of any resolution or resolutions of the Board of Directors of the Company certified by the Secretary or Assistant Secretary of the Company authorizing the terms of issuance of any series of Debt Securities;

(2) an executed supplemental indenture, if any;

(3) an Officers’ Certificate;

(4) an Opinion of Counsel prepared in accordance with Section 14.05 which shall also state:

(a) that the form of such Debt Securities has been established by or pursuant to a resolution of the Board of Directors of the Company or by a supplemental indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture;

(b) that the terms of such Debt Securities have been established by or pursuant to a resolution of the Board of Directors of the Company or by a supplemental indenture as permitted by Section 2.03 in conformity with the provisions of this Indenture;

(c) that such Debt Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and

(d) that all laws and requirements in respect of the execution and delivery by the Company of the Debt Securities have been complied with and that authentication and delivery of the Debt Securities by the Trustee and the execution and delivery of the related supplemental indenture, if any, will not violate the terms of this Indenture; and

(5) such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Debt Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Holders of any outstanding series of Debt Securities or if the issue of such Debt Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Debt Securities and this Indenture. Each Debt Security shall be dated the date of its authentication.

Section 2.06. Denominations of Debt Securities. Unless otherwise provided in the form of Debt Security for any series, the Debt Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified or contemplated by Section 2.03. In the absence of any such specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 2.07. Registration of Transfer and Exchange. The Company shall keep a register for each series of Debt Securities issued hereunder (hereinafter collectively referred to as the “Debt Security Register”), in which, subject to such reasonable regulations as it may prescribe, the Company shall register Debt Securities and shall register the transfer of Debt Securities as in this Article Two provided. At all reasonable times such register shall be open for inspection by the Trustee. Subject to Section 2.15, upon due presentment for registration of transfer of any Debt Security at any office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of authorized denominations for a like aggregate principal amount.

Unless and until otherwise determined by the Company by resolution of its Board of Directors, the register of the Company for the purpose of registration, exchange or registration of transfer of the Debt Securities shall be kept at the corporate trust office of the Trustee and, for this purpose, the Trustee shall be designated “Registrar.”

Debt Securities of any series may be exchanged for a like aggregate principal amount of Debt Securities of the same series of other authorized denominations. Subject to Section 2.15, Debt Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company as provided in Section 4.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Debt Security or Debt Securities which the Holder making the exchange shall be entitled to receive.

All Debt Securities presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Company or the Trustee) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Trustee, duly executed by the registered Holder or his attorney duly authorized in writing.

All Debt Securities issued in exchange for or upon transfer of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debt Securities surrendered for such exchange or transfer.

No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company shall not be required (a) to issue, register the transfer of or exchange any Debt Securities for a period of 15 days next preceding any mailing of notice of redemption of Debt Securities of such series, or (b) to register the transfer of or exchange any Debt Securities selected, called or being called for redemption.

None of the Company, the Trustee, any agent of the Trustee, any paying agent or any Registrar will have any responsibility or liability for any aspects of the records relating to, or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.08. Temporary Debt Securities. Pending the preparation of definitive Debt Securities the Company may execute and the Trustee shall authenticate and deliver temporary Debt Securities (printed, lithographed or typewritten) of any authorized denomination, and substantially in the form of the definitive Debt Securities but with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Debt Securities may contain such reference to any provisions of this Indenture an may be appropriate. Every temporary Debt Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debt Securities. The Company shall execute and furnish definitive Debt Securities as soon as practicable and thereupon any or all temporary Debt Securities may be surrendered in exchange therefor at the corporate trust office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Debt Securities a like aggregate principal amount of definitive Debt Securities. Until so exchanged, the temporary Debt Securities shall be entitled to the same benefits under this Indenture as definitive Debt Securities authenticated and delivered hereunder.

Section 2.09. Mutilated, Destroyed, Lost or Stolen Debt Securities. In case any temporary or definitive Debt Security shall become mutilated or be destroyed, lost or stolen, in the absence of written notice to the Company or the Trustee that such Debt Security has been acquired by a bona fide purchaser, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debt Security bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debt Security, or in lieu of and substitution for the Debt Security so destroyed, lost or stolen. In every case the applicant for a substituted Debt Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless from all risk, however remote, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debt Security and of the ownership thereof. The Trustee may authenticate any such substituted Debt Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish the Company with such security or indemnity as it may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Debt Security and of the ownership thereof.

Every substituted Debt Security issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10. Cancellation of Surrendered Debt Securities. All Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to the Company or any paying agent or a Registrar, be delivered to the Trustee for cancellation by it, or, if surrendered to the Trustee, shall be cancelled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All cancelled Debt Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless otherwise directed. On request of the Company, the Trustee shall deliver to the Company cancelled Debt Securities held by the Trustee. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debt Securities unless and until the same are delivered or surrendered to the Trustee for cancellation.

Section 2.11. Provisions of the Indenture and Debt Securities for the Sole Benefit of the Parties and the Holders. Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of the Debt Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Debt Securities.

Section 2.12. Interest Rights Preserved. Each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any Debt Security of such series shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security of such series, and each such Debt Security of such series shall be so dated, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

Section 2.13. Securities Denominated in Foreign Currencies. For the purposes of calculating the principal amount of Securities of any series denominated in a foreign currency or in units of two or more foreign currencies (including European Currency Units) for any purpose under this Indenture, the principal amount of such Debt Securities at any time outstanding shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Trustee for such series in an Officers’ Certificate for such currency or currency units into United States dollars as of the date of any such calculation.

In the event any foreign currency or currencies or units of two or more foreign currencies in which any payment with respect to any series of Debt Securities may be made ceases to be a freely convertible currency on United States currency markets, for any date thereafter on which payment of principal of, premium, if any, or interest, if any, on the Debt Securities of a series is due, the Company shall select, in its sole discretion, the currency of payment for use on such date, all as provided in the Debt Securities of such series. In such event, the Company shall, at least three business days prior to the date such payment is to be made, notify the Trustee of the currency which it has selected to constitute the funds necessary to meet the Company’s obligation on such payment date and of the amount of such currency to be paid. Such amount shall be determined as provided in the Debt Securities of such series. The payment to the Trustee with respect to such payment date shall be made by the Company solely in the currency so selected by the Trustee.

The Trustee will, as provided in the Debt Securities of a series with respect to which payments may be made in a foreign currency or currencies or unit of two or more foreign currencies, convert payments on the Debt Securities of such series into any freely convertible currency acceptable to the Trustee (which shall include the United States dollar) specified in a written request from a holder of the Debt Securities of such series.

Section 2.14. Wire Transfers. Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment of monies required to be deposited with the Trustee on account of principal, premium or interest on the Debt Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer in immediately available funds to an account designated by the Trustee on or before the date such monies are to be paid to the Holders of the Debt Securities in accordance with the terms hereof.

Section 2.15. Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Section 2.01 and 2.03 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 2.05, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in an Officer’s Certificate, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the

Trustee or its agent to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: ‘Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary’ or such other legend as may then be required by the Depositary for such Global Security or Securities.

(b) Notwithstanding any other provision of this Section 2.15 or of Section 2.07 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Debt Securities in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.07, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

(c) (i) If at any time the Depositary for a Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or Securities or if at any time the Depositary for the Debt Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security or Securities. If a successor Depositary for such Global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a written order of the Company signed by its Chairman of the Board or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or an Assistant Secretary for the authentication and delivery of individual Debt Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security or Securities.

(ii) The Company may at any time and in its sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a written order of the Company, signed by its Chairman of the Board or any Vice Chairman or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or Assistant Secretary, for the authentication and delivery of individual Debt Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Securities.

(iii) If specified by the Company pursuant to Sections 2.01 and 2.03 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent upon receipt of a written order by the Company, signed by its Chairman of the Board or any Vice Chairman or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or Assistant Secretary, for the authentication and delivery of definitive Debt Securities of such series shall authenticate and deliver, without service charge, (1) to each person specified by such Depositary a new Debt Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person’s beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

(iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Debt Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Debt Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, Debt Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.

Section 2.16. Medium-term Securities. Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officers’ Certificate, resolutions of the Board of Directors, supplemental indenture Opinion of Counsel or written order or any other document otherwise required pursuant to Sections 2.01, 2.03, 2.05 or 14.05 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first such Debt Security of such series to be issued; provided that any subsequent request by the Company to the Trustee to authenticate Debt Securities of such series upon original issuance shall constitute a representation and warranty by the Company that as of the date of such request, the statements made in the Officers’ Certificate delivered pursuant to Section 2.05 or 14.05 shall be true and correct as if made on such date and that the Opinion of Counsel delivered at or prior to such time of authentication of an original issuance of Debt Securities shall specifically state that it shall relate to all subsequent issuances of Debt Securities of such series that are identical to the Debt Securities issued in the first issuance of Debt Securities of such series.

A written order of the Company signed by its Chairman of the Board or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or an Assistant Secretary, delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph may provide that Debt Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the telephonic or written order of persons designated in such written order (any such telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with the Officers’ Certificate, supplemental indenture or resolution of the Board of Directors relating to such written order, such terms and conditions of said Securities as are specified in such Officers’ Certificate, supplemental indenture or such resolution.

ARTICLE THREE

REDEMPTION OF DEBT SECURITIES.

Section 3.01. Applicability of Article. The provisions of this Article shall be applicable to the Debt Securities of any series which are redeemable before their maturity except as otherwise specified as contemplated by Section 2.03 for Debt Securities of such series.

Section 3.02. Notice of Redemption; Selection of Debt Securities. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debt Securities of any series in accordance with their terms, a resolution of the Board of Directors of the Company or s supplemental indenture, the Company shall fix a date for redemption and shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities of such series so to be redeemed as a whole or in part at their last addresses as the same appear on the Debt Security Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debt Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security of such series.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which Debt Securities of such series are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debt Securities, that any interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Debt Securities of a series are to be redeemed the notice of redemption shall specify the numbers of the Debt Securities of that series to be redeemed. In case any Debt Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of that series in principal amount equal to the unredeemed portion thereof will be issued.

At least one business day prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Debt Securities or portions thereof so called for redemption at the appropriate redemption price, together with any accrued interest to the date fixed for redemption.

If less than all the Debt Securities of like tenor and terms of a series are to be redeemed the Company will give the Trustee notice not less than 60 days prior to the redemption date as to the aggregate principal amount of Debt Securities to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debt Securities of that series or portions thereof (in multiples of $1,000, except as otherwise set forth in the applicable form of Debt Security) to be redeemed. If less than all the Debt Securities of unlike tenor and terms of a series are to be redeemed, the particular Debt Securities to be redeemed shall be selected by the Company.

Section 3.03. Payment of Debt Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.02, the Debt Securities or portions of Debt Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities at the applicable redemption price, together with any interest accrued to said date) any interest on the Debt Securities or portions of Debt Securities of any series so called for redemption shall cease to accrue. On presentation and surrender of such Debt Securities at a place of payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.

Upon presentation of any Debt Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Debt Security so presented.

Section 3.04. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental indenture is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental indenture is herein referred to as an “optional sinking fund payment”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Debt Securities of that series theretofore purchased or otherwise acquired by the Company, or (b) receive credit for the principal amount of Debt Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, resolution or supplemental indenture; provided that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debt Securities, resolution or supplemental indenture for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 3.05. Redemption of Debt Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities, the Company will deliver to the Trustee an Officers’ Certificate of the Company specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, any resolution or supplemental indenture, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to this Section 3.05 (which Debt Securities, if not previously redeemed, will accompany such certificate) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company to deliver such certificate (or to deliver the Debt Securities specified in this paragraph) shall not constitute a default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in this Section 3.05 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Debt Securities of any particular series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Debt Securities at the redemption price specified in such Debt Securities, resolution or supplemental Indenture for operation of the sinking fund together with any accrued interest to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debt Securities shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 3.05. Any and all sinking fund moneys with respect to the Debt Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of that series at maturity.

The Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of Section 3.02 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 3.02 except that the notice of redemption shall also state that the Debt Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 3.03.

At least one business day before each sinking fund payment date, the Company shall pay to the Trustee in cash a sum equal to any interest accrued to the date fixed for redemption of Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 3.05.

The Trustee shall not redeem any Debt Securities of a series with sinking fund moneys or mail any notice of redemption of such Debt Securities by operation of the sinking fund for such series during the continuance of a default in payment of interest on such Debt Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Debt Securities, except that if the notice of redemption of any such Debt Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article Three. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of such Debt Securities, provided, however, that in case such Event of Default or default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Debt Securities on which such moneys may be applied pursuant to the provisions of this Section 3.05.

ARTICLE FOUR

PARTICULAR COVENANTS OF THE COMPANY.

Section 4.01. Payment of Principal of and Premium, if any, and Interest on Debt Securities. The Company, for the benefit of each series of Debt Securities, will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Debt Securities at the place, at the respective times and in the manner provided herein and in the Debt Securities. Each installment of interest on the Debt Securities may at the Company’s option be paid by mailing checks for such interest payable to the person entitled thereto pursuant to Section 2.07 to the address of such person as it appears on the Debt Security Register.

Section 4.02. Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Debt Securities. As long as any of the Debt Securities remain outstanding, the Company will maintain one or more offices or agencies in the Borough of Manhattan, the City and State of New York, where the Debt Securities may be presented for registration of transfer and exchange as in this Indenture provided, where the Debt Securities may be presented for payment and where notices and demands to or upon the Company in respect of the Debt Securities or of this Indenture may be served. The Company initially appoints the Trustee such office or agency. The Company will give to the Trustee notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations, notices and demands may be made at the principal office of the Trustee in the Borough of Manhattan, the City and State of New York.

Section 4.03. Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder with respect to each series of Debt Securities.

Section 4.04. Duties of Paying Agents, etc. (a) The Company shall cause each paying agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04,

(1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debt Securities of any series (whether such sums have been paid to it by the Company or by any other obligor on the Debt Securities) in trust for the benefit of the Holders of the Debt Securities of such series;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debt Securities) to make any payment of the principal of and premium, if any, or interest on the Debt Securities of such series when the same shall be due and payable; and

(3) that it will at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest on the Debt Securities of any series, set aside, segregate and hold in trust for the benefit of the Holders of the Debt Securities of such series a sum sufficient to pay such principal and premium, if any, or interest so becoming due. The Company will promptly notify the Trustee of any failure by the Company to take such action or the failure by any other obligor on such Debt Securities to make any payment of the principal of and premium, if any, or interest on such Debt Securities when the same shall be due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent, as required by this Section 4.04, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such paying agent.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Sections 12.03 and 12.04.

Section 4.05. Limitations on Liens. (a) Nothing in this Indenture or in the Debt Securities shall in any way restrict or prevent the Company or any Subsidiary from incurring any indebtedness; provided that the Company covenants and agrees that neither it nor any Restricted Subsidiary will issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (hereinafter called “Debt”) secured by a mortgage, lien, pledge or other encumbrance (hereinafter called “Mortgages”) upon any Principal Property, or upon any shares of stock of any Restricted Subsidiary, without effectively providing that the Debt Securities (together with, if the Company so determines, any other indebtedness or obligation then existing and any other indebtedness or obligation, thereafter created, ranking equally with or prior to the Debt Securities) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Debt so long as such Debt shall be so secured, except that the foregoing provisions shall not apply to:

(i) Mortgages existing on the date of this Indenture;

(ii) Mortgages affecting property of a corporation existing at the same time it becomes a Restricted Subsidiary or at the time it is merged into or consolidated with the Company or a Restricted Subsidiary;

(iii) Mortgages (i) on property existing at the time of acquisition thereof, or (ii) to secure payment of all or part of the purchase price thereof, or (iii) to secure Debt incurred prior to, at the time of or within 24 months after acquisition thereof for the purposes of financing all or part of the purchase price thereof, or (iv) assumed or incurred in connection with the acquisition of property;

(iv) Mortgages on property to secure all or part of the cost of repairing, altering, constructing, improving, exploring, drilling or developing such property, or to secure Debt incurred to provide funds for any such purpose;

(v) Mortgages in connection with non-recourse Debt;

(vi) Mortgages on current assets or other personal property (other than shares of stock or indebtedness of Subsidiaries) to secure loans maturing not more than one year from the date of the creation thereof or to secure any renewal thereof for not more than one year at any one time;

(vii) Mortgages which secure indebtedness owing by a Restricted Subsidiary to the Company or a Subsidiary;

(viii) Mortgages on property of any Restricted Subsidiary principally engaged in a financing or leasing business;

(ix) Mortgages incurred which do not in the aggregate materially detract from the value of the property or assets affected thereby or materially impair the use of such property or assets in the operation of its business;

(x) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not, with respect to Mortgages referred to in clauses (i) through (iv) above, exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Mortgage shall be limited to all or part of substantially the same property which secured the Mortgage extended, renewed or replaced (plus improvements on such property).

(b) Notwithstanding the foregoing provisions of this Section, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by Mortgages which would not be permitted under Section 4.05(a) in an aggregate principal amount which, together with (i) the aggregate outstanding principal amount of all other Debt of the Company and its Restricted Subsidiaries which would not be permitted under Section 4.05(a) and (ii) the Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under Section 4.05(a) or the proceeds of which have been applied in accordance with Section 4.06(a)(ii)), does not at the time of the issuance, assumption or guarantee of such Debt exceed 10% of Consolidated Net Tangible Assets.

(c) For the purposes of Section 4.05 and 4.06,

(1) the following types of transactions, among others, shall not be deemed to create Debt secured by a Mortgage:

(a) the sale or other transfer of (i) any minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount or money (however determined) or a specified amount of such minerals, or (ii) any other interest in property of the character commonly referred to as a “production payment”; and

(b) a Mortgage in favor of the United States of America, any of its territories or possessions, or any state thereof, or any department, agency, instrumentality or political subdivision of any thereof, or any department, agency or instrumentality of any such political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Mortgage;

(2) the term “Attributable Debt” shall mean, as of any particular time, the present value, discounted at a rate per annum equal to the weighted average of the interest rate(s) borne by the Debt Securities or, in the case of Original Issue Discount Debt Securities, the Yield(s) to Maturity, compounded semi-annually, of the obligation of a lessee for rental payments (not including amounts payable by the lessee for maintenance, property taxes and insurance) during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended);

(3) the term “Consolidated Net Tangible Assets” shall mean the total amount of assets after deducting therefrom (a) all current liabilities excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) unamortized Debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets, all as shown on the latest audited consolidated financial statements of the Company at the time of the determination;

(4) the term “Principal Property” shall mean any property or plant of the Company or any Restricted Subsidiary primarily used for the manufacture of products and located within the United States of America or its territories or possessions except any such property or plant which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Company and its Subsidiaries as an entity; and

(5) the term “Restricted Subsidiary” shall mean (i) any Subsidiary which owns or leases, directly or indirectly, a Principal Property and (ii) any Subsidiary which owns, directly or indirectly, stock or indebtedness of a Restricted Subsidiary, provided, however, that the term “Restricted Subsidiary” shall not mean any Subsidiary (x) engaged primarily in financing receivables, making loans, extending credit or other activities of a character conducted by a finance company or (y) which conducts substantially all of its business outside the United States of America and its territories or possessions or the principal assets of which are stock or indebtedness of corporations which conduct substantially all of their business outside the United States of America and its territories or possessions.

Section 4.06. Limitation on Sale and Lease-Back. (a) The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years or between the Company or a Subsidiary and a Restricted Subsidiary), title to which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (herein referred to as a “Sale and Lease-Back Transaction”), unless the proceeds of such sale or transfer are at least equal to the fair value (as determined by the Board of Directors) of such property and either (i) the Company or such Restricted Subsidiary would be entitled to incur, assume or guarantee Debt secured by a Mortgage on the Principal Property to be leased without equally and ratably securing the Debt Securities pursuant to Section 4.05(a) or (ii) the Company shall, and in any such case the Company covenants that it will, apply an amount equal to the fair value (as determined by the Board of Directors) of the property so leased to the retirement (other than any mandatory retirement), within 90 days of the effective date of any such Sale and Lease-Back Transaction, of Debt of the Company or any Restricted Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of the creation of such Debt and which ranks prior to or on a parity with the Debt Securities; provided, however, that the term Sale and Lease-Back Transaction shall not include any arrangement with the United States of America, any of its territories or possessions, or any state thereof, or any department, agency, instrumentality or political subdivision of any thereof, or any department, agency or instrumentality of any such political subdivision, entered into for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such arrangement.

(b) Notwithstanding the provisions of the preceding paragraph (a), the Company or any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction which would otherwise be subject to the foregoing restrictions if the amount of the Attributable Debt in respect of Sale and Lease-Back Transactions for such transaction, together with (a) the aggregate outstanding principal amount of all Debt of the Company and its Restricted Subsidiaries secured by Mortgages upon Principal Property or shares of stock of any Restricted Subsidiary which such Debt would not otherwise be permitted under Section 4.05(a) and (b) all other Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and LeaseBack Transactions in which the property involved would have been permitted to be mortgaged under Section 4.05(a) or the proceeds of which have been applied in accordance with clause (ii) of the preceding paragraph (a)), does not at the time exceed 10% of Consolidated Net Tangible Assets.

Section 4.07. Statement by Officers as to Default. The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company ending after the date hereof, a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer stating, as to such officer signing such certificate, whether or not to the best of his knowledge the Company is in compliance with the performance and observance of any of the terms, provisions and conditions hereof and, if the Company shall be in default, specifying all such defaults and the nature thereof of which he may have knowledge.

Section 4.08. Further Instruments and Acts. The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

ARTICLE FIVE

HOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.

Section 5.01. Company to Furnish Trustee Information as to Names and Addresses of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Debt Securities of each series:

(a) semiannually, not more than 15 days after each record date with respect to the payment of interest, if any, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such record date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and contents as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

Section 5.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders (1) contained in the most recent list furnished to it as provided in Section 5.01 or (2) received by it in the capacity of paying agent or Registrar (if so acting) hereunder.

The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) In case three or more Holders (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debt Securities of such series or with Holders of all Debt Securities with respect to their rights under this Indenture or under such Debt Securities, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, or

(2) inform such applicants as to the approximate number of Holders of Debt Securities of such series or all Debt Securities whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section 5.02, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Debt Security of such series or all Debt Securities whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Debt Securities of such series or all Debt Securities or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of any order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Registrar nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with the provisions of subsection (b) of this Section 5.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

Section 5.03. Reports by Company. (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b) The Company covenants and agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(c) The Company covenants and agrees to transmit to the Holders within 30 days after the filing thereof with the Trustee such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 5.03 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

Section 5.04. Reports by Trustee. (a) Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Debt Security Register, a brief report dated as of such May 15, in accordance with, and to the extent required under, Section 313(a) of the Trust Indenture Act of 1939.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debt Securities are listed and also with the Securities and Exchange Commission. The Company agrees to notify the Trustee when and as the Debt Securities become listed on any stock exchange.

Section 5.05. Record Dates for Action by Holders. If the Company shall solicit from the holders of Debt Securities of any series any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Company may, at its option, by resolution of its Board of Directors, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Debt Securities of record at the close of business on such record date shall be deemed to be Holders of Debt Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such action, and for that purpose the Debt Securities of such series Outstanding shall be computed as of such record date.

ARTICLE SIX

REMEDIES OF THE TRUSTEE AND HOLDERS IN EVENT OF DEFAULT.

Section 6.01. Events of Default. In case one or more of the following Events of Default shall have occurred and be continuing with respect to Debt Securities of any series, that is to say:

(a) default in the payment of any installment of interest upon any Debt Securities of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of and premium, if any, on any Debt Securities of that series as and when the same shall become due and payable either at maturity except maturity arising from a call for redemption through operation of the sinking fund, upon redemption, by declaration or otherwise, other than any sinking fund installment; or

(c) default in the payment of any sinking fund installment on any Debt Securities of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities, in any resolution of the Board of Directors authorizing the issuance of a series of Debt Securities, in this Indenture or in any supplemental indenture, continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25 per cent in aggregate principal amount of the Debt Securities at the time Outstanding; or

(e) the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing, or

(f) the entry of an order or decree by a court having competent jurisdiction in the premises for (i) relief in respect of the Company or a substantial part of its property, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property or (iii) the winding-up or liquidation of the Company; and such order or decree shall continue unstayed and in effect for 60 days;

then and in each and every case that an Event of Default described in clauses (a), (b) or (c) or established pursuant to Section 2.03 with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, unless the principal of all the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25 per cent in aggregate principal amount of the Debt Securities of such series than Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities of such series contained to the contrary notwithstanding. If an Event of Default described in clause (d), (e) or (f) occurs and is continuing, then and in each and every such case, unless the principal of all the Debt Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25 per cent in aggregate principal amount of all the Debt Securities then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if any Debt Securities are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities then Outstanding hereunder to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities contained to the contrary notwithstanding. The foregoing provisions are, however, subject to the condition that if, at any time after the principal amount (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of the Debt Securities of any series (or of all the Debt Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debt Securities of such series (or of all the Debt Securities, as the case may be) and the principal of and premium, if any, on any and all Debt Securities of such series (or of all the Debt Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal and premium, if any, at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series (or at the rates of interest or Yields to Maturity of all the Debt Securities, as the case may be), to the date of such payment or deposit) and the reasonable expenses of the Trustee, and any and all defaults under this Indenture, other than the nonpayment of principal of or premium, if any, or accrued interest on Debt Securities of such series (or of all the Debt Securities, as the case may be) which shall have become due by acceleration shall have been remedied—then and in every such case the Holders of a majority in aggregate principal amount of the Debt Securities of such series (or of all the Debt Securities, as the case may be) then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to such series (or with respect to all Debt Securities, as the case may be) and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend or shall, affect any subsequent default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02. Collection of Indebtedness by Trustee, etc. The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Debt Securities of any series, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of and premium, if any, on the Debt Securities of any series as and when the same shall have become due and payable, whether at maturity of the Debt Securities of that series or upon redemption or by declaration or otherwise—then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Debt Securities of that series, the whole amount that then shall have become due and payable on all such Debt Securities of that series for principal and premium. if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Debt Securities (and collect in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities) wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Debt Securities of any series under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, or in case of a receiver, trustee or other similar official, shall have been appointed for its property, or in case of any other similar judicial proceedings relative to the Company or any other obligor upon the Debt Securities of any series, its creditors or its property, the Trustee, irrespective of whether the principal of Debt Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and premium, if any. and interest (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the, terms of that series) owing and unpaid in respect of the Debt Securities, of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith) and of the Holders allowed in any such judicial proceedings relative to the Company, or any other obligor upon the Debt Securities of any series, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith and any other amounts due the Trustee under Section 7.06.

All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities, may be enforced by the Trustee without the possession of any of the Debt Securities, or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment (except for any amounts payable to the Trustee pursuant to Section 7.06) shall be for the ratable benefit of the holders of all the Debt Securities in respect of which such action was taken.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or bylaw.

Section 6.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee, pursuant to Section 6.02, shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Debt Securities in respect of which moneys have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all moneys due the Trustee pursuant to Section 7.06 hereof;

SECOND: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall not have become due, to the payment of interest on the Debt Securities of that series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of that series, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debt Securities of that series for principal and premium, if any. and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of that series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debt Securities of that series, then to the payment of such principal and premium, if any, and interest, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debt Security of that series over any Security of that series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FOURTH: The remainder, if any, shall be paid to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 6.04. Limitation on Suits by Holders. No Holder of any Debt Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof and unless the Holders of not less than twenty-five percent in aggregate principal amount of the outstanding Debt Securities of that series, or, in the case of any Event of Default described in clause (d), (e) or (f) of Section 6.01, twenty-five percent in aggregate principal amount of all Debt Securities then Outstanding, shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the Holder of every Debt Security with every other

Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any Holders, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders. For the protection and enforcement of the provisions of this Section 6.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision in this Indenture, however, the right of any Holder of any Debt Security to receive payment of the principal of and premium, if any, and interest on such Debt Security, on or after the respective due dates expressed in such Debt Security, and to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.05. Remedies Cumulative; Delay or Omission in Exercise of Rights Not a Waiver of Default. All powers and remedies given by this Article Six to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.06. Rights of Holders of Majority in Principal Amount of Debt Securities to Direct Trustee and to Waive Default. The Holders of a majority in aggregate principal amount of the Debt Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to Holders of Debt Securities not taking part in such direction; and provided further, that nothing in this Indenture contained shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Holders. Prior to the declaration of the maturity of the Debt Securities of any series, or of all the Debt Securities, as the case may be, as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Debt Securities of that series at the time Outstanding may on behalf of the Holders of all of the Debt Securities of that series waive any past default or Event of Default described in clause (a), (b) or (c) of Section 6.01, or any other Event of Default for that series specified in the terms thereof as contemplated by Section 2.03 (or in the case of an event specified in clause (d), (e) or (f) of Section 6.01, the Holders of a majority in aggregate principal amount of all the Debt Securities then Outstanding may waive any such default or Event of Default), and its consequences, except a default in the payment of the principal of and premium, if any, or interest on any of the Debt Securities. In case of any such waiver, the Company, the Trustee and the Holders of the Debt Securities of that series, or of all the Debt Securities, as the case may be, shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.07. Trustee to Give Notice of Defaults Known to It, but May Withhold Such Notice in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a default with respect to a series of Debt Securities, give to the Holders thereof, in the manner provided in subsection (c) of Section 5.04, notice of all defaults with respect to such series known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “‘default” or “defaults” for the purposes of this Section 6.07 being hereby defined to be any event or events, as the case may be, specified in clauses (a), (b), (c), (d), (e) and (f) of Section 6.01, or in the terms of any Debt Securities pursuant to Section 2.03, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in clause (d) of Section 6.01); provided that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series or in the making of any sinking fund payment with respect to such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

Section 6.08. Requirement of an Undertaking to Pay Costs in Certain Suits under the Indenture or Against the Trustee. All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Debt Securities of that series (or, in the case of any suit relating to or arising under clause (d), (e) or (f) of Section 6.01, ten percent in principal amount of the Outstanding Debt Securities), or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest on any Debt Security, on or after the due date expressed in such Debt Security.

ARTICLE SEVEN

CONCERNING THE TRUSTEE.

Section 7.01. Certain Duties and Responsibilities. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to the Debt Securities of a series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

(1) the duties and obligations of the Trustee with respect to Debt Securities of a series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series shall be read into this Indenture against the Trustee;

(2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02. Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request,

direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or the Comptroller or an Assistant Comptroller (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then Outstanding Debt Securities; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; and

(h) if any property other than cash shall at any time be subject to a lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon.

Section 7.03. Trustee Not Liable for Recitals in Indenture or in Debt Securities. The recitals contained herein and in the Debt Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate. The Trustee shall not be accountable for the use or application by the Company of any of the Debt Securities or of the proceeds thereof.

Section 7.04. Trustee, Paying Agent or Registrar May Own Debt Securities. The Trustee or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent or Registrar.

Section 7.05. Moneys Received by Trustee To Be Held in Trust. Subject to the provisions of Section 12.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by the Chairman of the Board or the President or a Vice President or its Treasurer or its Comptroller or an Assistant Treasurer or Assistant Comptroller.

Section 7.06. Compensation and Reimbursement. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advances as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the payment of principal of and premium, if any, or interest on particular Debt Securities.

Section 7.07. Right of Trustee to Rely on an Officers’ Certificate Where No Other Evidence Specifically Prescribed. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Disqualification; Conflicting Interests. The Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act of 1939.

Section 7.09. Requirements for Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or of any State or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million dollars, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

Section 7.10. Resignation and Removal of Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Debt Securities by giving written notice of resignation to the Company and by mailing notice thereof to the Holders of the applicable series at their addresses as they shall appear on the Debt Securities register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) in case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Company or by any Holder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months, or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any Holder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Debt Securities of one or more series (each series voting as a class) or all series at the time Outstanding may at any time remove the Trustee with respect to the applicable series or all series, as the case may be, and nominate with respect to the applicable series, or all series, as the case may be, a successor trustee by the delivery of written notice to the Trustee so removed, to the Company and to the successor trustee which shall be deemed appointed as successor trustee with respect to the applicable series unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Holder of Debt Securities of the applicable series. upon the terms and conditions and otherwise in subsection (a) of this Section 7.10 provided, may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to such series.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Article Seven shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

Section 7.11. Acceptance by Successor to Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein, but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

In case of the appointment hereunder of a successor trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Debt Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Debt Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company shall mail notice of the succession of such trustee hereunder to the Holders of the Debt Securities of any applicable series at their addresses as they shall appear on the Debt Security Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.12. Successor to Trustee by Merger, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trust created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debt Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE EIGHT

CONCERNING THE HOLDERS.

Section 8.01. Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any or all series may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

Section 8.02. Proof of Execution of Instruments and of Holding of Debt Securities. Subject to the provisions of Section 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The ownership of Debt Securities shall be proved by the registers of such Debt Securities or by a certificate of the Debt Securities Registrar.

The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who May be Deemed Owner of Debt Securities. Prior to due presentment for registration of transfer of any Debt Security, the Company, the Trustee, any paying agent and any Debt Securities Registrar may deem and treat the person in whose name any Debt Security shall be registered upon the books of the Company as the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.03) interest on such Debt Security and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any

Debt Security Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.

Section 8.04. Debt Securities Owned by Company or Controlled or Controlling Companies Disregarded for Certain Purposes. In determining whether the Holders of the requisite aggregate principal amount of Debt Securities have concurred in any demand, request, direction, notice, consent or waiver under this Indenture, Debt Securities which are owned by the Company or any other obligor on the Debt Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debt Securities shall be disregarded and deemed not to be Outstanding for the purposes of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, notice, consent or waiver only Debt Securities which the Trustee knows are so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debt Securities and that the pledgee is not the Company or any other obligor on the Debt Securities or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05. Instruments Executed by Holders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its corporate trust office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security, and of any Debt Security issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Debt Securities.

ARTICLE NINE

HOLDERS’ MEETINGS AND CONSENTS.

Section 9.01. Purposes for Which Meetings May Be Called. A meeting of Holders of Debt Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

(1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

(2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debt Securities of any or all series under any other provision of this Indenture or under applicable law.

Section 9.02. Manner of Calling Meetings. The Trustee may at any time call a meeting of Holders of Debt Securities of any or all series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, the City and State of New York, as the Trustee shall determine. Notice of every meeting of the Holders of Debt Securities of any or all series, setting forth the time and the place of such meeting and in general terms the actions proposed to be taken at such meeting, shall be mailed to the Holders of Debt Securities of each series affected at their addresses as they shall appear on the Debt Security Register. Such notice shall be mailed not less than 20 nor more than 120 days prior to the date fixed for the meeting.

Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least ten per cent in aggregate principal amount of the Outstanding Debt Securities of any or all series, shall have requested the Trustee to call a meeting of Holders of Debt Securities of any or all series to take any action authorized in Section 9.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders, in the amount above specified, may determine the time and the place in the Borough of Manhattan, the City and State of New York, for such meeting and may call such meeting by mailing notice thereof as provided in Section 9.02.

Section 9.04. Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Holders a person shall (a) be a Holder of one or more Debt Securities with respect to which meeting is being held; or (b) be a person appointed by an instrument in writing as proxy by such Holder. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations May Be Made by Trustee. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Debt Securities shall be proved in the manner specified in Section 8.02 and the appointment of any proxy shall be proved in the manner specified in said Section 8.02.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Debt Securities represented at the meeting and entitled to vote.

Subject to the provisions of Sections 8.04 and 9.04, at any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount (in the case of Original Issue Discount Debt Securities, such principal amount to be determined as provided in the definition of “Outstanding”) of Debt Securities held or represented by him, provided that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debt Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders. At any meeting of Holders duly called pursuant to the provisions of Section 9.02 or 9.03 the presence of persons holding or representing Debt Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum be present, the meeting may be adjourned from time to time by the Holders of a majority in aggregate principal amount of such Debt Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 9.06. Manner of Voting at Meetings and Record To Be Kept. The vote upon any resolution submitted to any meeting of Holders of Debt Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of the Holders or proxies and the identifying number or numbers of the Debt Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matter therein stated.

Section 9.07. Written Consent in Lieu of Meetings. The written authorization or consent of the requisite percentage of Holders herein provided, entitled to vote at any such meeting, evidenced as provided in Article Eight and filed with the Trustee shall be effective in lieu of a meeting of Holders, with respect to any matter provided for in this Article Nine.

Section 9.08. No Delay of Rights by Meeting. Nothing in this Article Nine contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Debt Securities.

ARTICLE TEN

SUPPLMENTAL INDENTURES.

Section 10.01. Purposes for Which Supplemental Indenture May Be Entered into Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time, without the consent of Holders, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven;

(b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such default;

(c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders;

(d) to modify, amend or supplement this Indenture in such a manner as to permit the qualification of any indenture supplemental hereto under the Trust Indenture Act of 1939 as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

(e) to provide for the issuance under this Indenture of Debt Securities in coupon form (including Debt Securities registrable as to principal only) and to provide for exchangeability of such Debt Securities with Debt Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose; and

(f) to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debt Securities at the time Outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Modification of Indenture with Consent of Holders of 66 2/3% in Principal Amount of Debt Securities. With the consent (evidenced as provided in Section 8.01) of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of all series affected by such supplemental indenture (voting as one class), the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debt Securities of such series; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof or any premium thereon or the amount of any Sinking Fund Payment, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Debt Security so affected. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Ten.

Section 10.04. Debt Securities May Bear Notation of Changes by Supplemental Indentures. Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Debt Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debt Securities then outstanding.

ARTICLE ELEVEN

CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

Section 11.01. Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell or convey all or substantially all its assets to, or merge with or into any other corporation, provided that in any such case, (i) the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) such successor corporation shall not, immediately after such merger or consolidation or such sale or conveyance, be in default in the performance of any such covenant or condition.

Section 11.02. Rights and Duties of Successor Corporation. In case of any such consolidation, merger. sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part and the predecessor corporation shall be relieved of any further obligation under this Indenture. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debt Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Debt Securities had been issued at the date of the execution hereof.

In case of any consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.

Section 11.03. Officers’ Certificate and Opinion of Counsel. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eleven.

ARTICLE TWELVE

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.

Section 12.01. Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have delivered to the Trustee for cancellation all Debt Securities theretofore authenticated and delivered (other than any Debt Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 or Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 12.04), or (b) all such Debt Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such Debt Securities not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Section 12.02. Application by Trustee of Funds Deposited for Payment of Debt Securities. Subject to Section 12.04, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Sections 12.01 or 12.05 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Debt Securities for the payment of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

Section 12.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent (other than the Trustee, if the Trustee be a paying agent) under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 12.04. Repayment of Moneys Held by Trustee. Any moneys deposited with the Trustee or any paying agent for the payment of the principal of and premium, if any. or interest on any Debt Securities of any series and not applied but remaining unclaimed by the Holders of Debt Securities of that series for six years after the date upon which the principal of and premium, if any, or interest on such Debt Securities shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on demand; and the Holder of any of the Debt Securities entitled to receive such payment shall thereafter look only to the Company for the payment thereof and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once a week for two successive weeks (in each case on any day of the week) in an Authorized Newspaper, a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company. It shall not be necessary for more than one such publication to be made in the same newspaper.

Section 12.05. Defeasance Upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its respective obligations with respect to any series of Debt Securities on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 4.05, 4.06 and 11.01 and, if specified pursuant to Section 2.03, its obligations under any other covenant, with respect to any series of Debt Securities at any time after the applicable conditions set forth below have been satisfied:

(1) The Company shall have deposited or caused to be deposited irrevocably with the Trustee or the Defeasance Agent (as defined below) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii) sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Defeasance Agent, if any, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the outstanding Debt Securities of such series on the dates such installments of principal, interest or premium are due;

(2) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit; and

(3) the Company shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of the exercise of the option under this Section 12.05 and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of the Debt Securities of such series being Discharged, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Debt Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Debt Securities of such series to receive, from the trust fund described in clause (1) above, payment of the principal, of and the interest and premium, if any, on such Debt Securities when such payments are due; (B) the Company’s obligations with respect to such Debt Securities under Section 2.07, 2.09, 6.02 and 12.04 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“Defeasance Agent” means another financial institution which is eligible to act as Trustee hereunder and which assumes all of the obligations of the Trustee necessary to enable the Trustee to act hereunder. In the event such a Defeasance Agent is appointed pursuant to this section, the following conditions shall apply:

1. The Trustee shall have approval rights over the document appointing such Defeasance Agent and the document setting forth such Defeasance Agent’s rights and responsibilities;

2. The Defeasance Agent shall provide verification to the Trustee acknowledging receipt of sufficient money and/or U.S. Government Obligations to meet the applicable conditions set forth in this Section 12.05;

3. The Trustee shall determine whether the Company shall be deemed to have been Discharged from its respective obligations with respect to any series of Debt Securities or whether the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 4.05, 4.06 and 11.01 with respect to any series of Debt Securities.

ARTICLE THIRTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS,

DIRECTORS AND EMPLOYEES.

Section 13.01. Incorporators, Stockholders, Officers, Directors and Employees of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debt Security or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations. issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any successor corporation, of any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debt Securities.

ARTICLE FOURTEEN

MISCELLANEOUS PROVISIONS.

Section 14.01. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 14.02. Acts of Board, Committee or Officer of Successor Corporation Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at that time be the successor of the Company.

Section 14.03. Required Notices or Demands. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Company may be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee) as follows: Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105, Attention: Secretary. Any notice, direction, request or demand by the Company or by any Holder to or upon the Trustee may be given or made, for all purposes, by being deposited postage prepaid in a post office letter box in the United States addressed to the corporate trust office of the Trustee. Any notice required or permitted to be mailed to a Holder by the Company or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Debt Security Register.

Section 14.04. Indenture and Debt Securities To Be Construed in Accordance with the Laws of the State of New York. This Indenture and each Debt Security shall be deemed to be a New York contract, and for all purposes shall be construed in accordance with the laws of said State.

Section 14.05. Officers’ Certificate and Opinion of Counsel To Be Furnished upon Application or Demand by the Company. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition, (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 14.06. Payments Due on Legal Holidays. In any case where the date of maturity of interest on or principal of and premium, if any, on the Debt Securities or the date fixed for redemption or repayment of any Debt Security or the making of any Sinking Fund payment shall not be a business day, then payment of interest or principal and premium, if any, or the making of such Sinking Fund payment need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 14.07. Provisions Required by Trust Indenture Act of 1939 to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act of 1939, such required or deemed provision shall control.

Section 14.08. Indenture May be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 14.09. Computation of Interest on Debt Securities. Interest, if any, on the Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months, except as may otherwise be provided pursuant to Section 2.03.

Section 14.10. Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

, the party of the second part, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, Olin Corporation, the party of the first part, has caused this Indenture to be duly signed and acknowledged by its Chairman of the Board or its President or one of its Vice Presidents or its Treasurer thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and , the party of the second part, has caused this Indenture to be duly signed and acknowledged by one of its Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries.

OLIN CORPORATION,
By ................................................................................
Attest:
By ................................................................................
[CORPORATE SEAL]
,
By ................................................................................
Attest:
By ................................................................................
[CORPORATE SEAL]

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On this day of , before me personally came , to me known, who being by me duly sworn, did depose and say that he resides at ; that he is an Assistant Vice President of ________, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

.......................................................................... Notary Public

[NOTARIAL	SEAL]

STATE OF NEW YORK)
) SS.:
COUNTY OF NEW YORK)

On this day of , before me personally came , to me known, who being by me duly sworn, did depose and say that he resides at ; that he is the of Olin Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

.......................................................................... Notary Public

[NOTARIAL	SEAL]